Galaxy Enterprises, Inc.

                     Incentive Stock Option Agreement

This Incentive Stock Option Agreement is made and entered into by and between Galaxy Enterprises, Inc. a Nevada Corporation ("Company"),
and                                ("Optionee")
as of the      day of       19     with respect to the
following facts:

A. During October, 1997, The Board of Directors of the Company adopted the Galaxy Enterprises, Inc. Employee Stock Option Plan ("Plan") to authorize the Company to grant incentive stock options and non-qualified stock options under the Plan to employees and non-employee directors of the Company or any of its subsidiaries;

B. During 1998, the shareholders of the Company approved the Plan as so adopted;

C. Optionee has received and reviewed a copy of the Plan; and

D. Optionee is an employee or a non-employee director of the Company or one of its subsidiaries.

NOW THEREFORE, in consideration of the premises and intending to be legally bound, the parties agree as follows:

    1 . Grant of Option. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee an incentive stock option ("Option") to purchase from the Company,
at the price of Dollars ($                        per share,

                             ) shares of the Company's
                             authorized and unissued or reacquired shares of
common stock, of $.007 par
value per share.

      2. Incentive Stock Option. The Option granted to Optionee pursuant to this Agreement is intended to qualify as an "incentive stock option" under section 422 of the Internal Revenue Code of 1954, as amended ("Code").

      3. Administration. The Plan provides that it shall be administered by the Board of Directors of the Company ("Board"), or, in the Board's sole discretion, by a committee ("Committee") consisting of not less than three (3) individuals, at least two (2) of whom shall be members of the Board. Subject to the provisions of the Plan, the Board or the Committee shall have authority to construe and interpret the Plan and this Agreement, to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan and this Agreement, and to make all of the determinations necessary or advisable for administration of the plan and this Agreement. The interpretation and construction by the Board or the Committee of any provision of this agreement, shall be final and binding upon all parties. No member of the Board or the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or this Agreement.

4. Term of Option. Unless earlier exercised pursuant to Section 5 of this Agreement, the Option shall terminate on, and shall not be exercisable after the expiration of the earliest of: (a) ten (10) years after the date first above written, (b) three (3) months after the date Optionee's employment with the Company and its subsidiaries terminates if such termination is for any reason other than permanent disability, death, or cause, unless Optionee dies or becomes permanently disabled within three (3) months after the date of such termination, (c) thirty (30) days after the date Optionee's employment with the Company and its subsidiaries terminates if such termination is for cause, as determined by the Board or the Committee, in its sole discretion, and (d) one (1) year after the date Optionee's employment with the Company and its subsidiaries terminates if such termination is the result of death or permanent disability or the optionee dies or becomes permanently disabled within three (3) months after the date of such termination. For purposes of this Agreement "permanent disability" shall mean a disability of the type defined in Section 22(e)(3) of the Internal Revenue Code of 1954, as amended.

5.  Exercise.

          5.1 Exercisability. Subject to the terms and conditions of this Agreement, the Option shall become exercisable with respect to
shares of common stock of the Company on       and with respect to an
additional                  (_) shares of common stock of the Company
on of each consecutive calendar year thereafter until the Option has become exercisable with respect to the total number of shares of common stock of the Company set forth in Section 1 of this agreement. The Option may be exercised by Optionee with respect to any shares of common stock of the Company covered by the Option at any time on or after the date on which the Option becomes exercisable with respect to such shares; provided that the Option may not be exercised at any one time with respect to less than ten (10) shares of common stock of the Company, unless the number of shares with respect to which the Option is exercised is the total number of shares with respect to which the Option is exercisable at that time.


5.2 Acceleration of Exercisability. If at any time during the term of this Option there is outstanding (as that term is defined in Section 7 hereof) an incentive stock option (the "Latter Option") which was granted after the granting of this Option and so long as the Later Option so provides, Optionee may accelerate the date on which this Option becomes exercisable with respect to such number of shares of common stock as the Later Option is then exercisable (but not in excess of the total number of shares of common stock the subject of this Option) by delivering written notice of such acceleration to the Company; provided that: (a) Optionee must exercise this Option with respect to the total number of shares of common stock for which the exercise date is accelerated, (b) the Later Option thereupon shall cease to be exercisable with respect to such number of shares of common stock and thereafter shall become exercisable with respect to such number of shares of common stock on the date on which this Option otherwise would have become exercisable with respect to such number of shares of common stock, and (c) the number of shares of common stock for which the exercise date is accelerated may not be less than the lesser of (i) the total number of shares then subject to this Option and (ii) the total number of shares with respect to which the Later Option is then exercisable.

5.3 Notice of Exercise. Optionee shall exercise the Option by delivering to the Company, either in person or by certified or registered mail, written notice of election to exercise and payment in full of the purchase price as provided in Section 5.4 of this Agreement. The written notice shall set forth the whole number of shares with respect to which the Option is being exercised.

5.4 Payment of Purchase Price. The purchase price for any shares of common stock of the Company with respect to which Optionee exercises this Option shall be paid in full at the time Optionee delivers to the Company the written notice of election to exercise. The purchase price shall be paid in cash, by check or, at the discretion of the Board or the Committee, upon such terms and conditions as the Board or the Committee shall approve, by transferring to the Company for redemption shares of common stock of the Company at their fair market value determined in the manner provided in the Plan. Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to Optionee to finance payment of the purchase price on such terms as may be approved by the Board or the Committee.

6. Issuance of Shares. Promptly after the Company's receipt of the written notice of election provided for in Section 5.2 hereof and Optionee's payment in full of the purchase price, the Company shall deliver, or cause to be delivered to Optionee, certificates for the whole number of shares with respect to which the Option is being exercised by Optionee. Shares shall be registered in the name of Optionee. If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Optionee to take any action prior to issuance to Optionee of the shares of common stock of the Company specified in the written notice of election to exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be adjourned until the completion of such action and/or such listing.

7. Fractional Shares.. In no event shall the Company be required to issue fractional shares upon the exercise of all or any portion of the option.

8. Rights as a Shareholder. Optionee shall have no rights as a shareholder of the Company with respect to any shares covered by the Option until the date of the issuance of a share certificate for such shares. Except as provided in Section 11 of this Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record dates is prior to the date such share certificate is issued.

9. Termination of Employment, Disability, or Death. In the event
Optionee ceases to be an employee of the Company and its subsidiaries for any reason other than the termination of his employment for cause (as such cause may be determined by the Board or the Committee, in its sole discretion) while still living, the Option or unexercised portion thereof may, to the extent (but only to the extent) that it would have been exercisable by Optionee on the date on which Optionee ceased to be an employee, be exercised by Optionee within three (3) months after the date on which Optionee ceased to be an employee, but in no event after the date of expiration of the Option. In the event of the death or disability (as defined in the Plan) of Optionee while Optionee is an employee of the Company or any of its subsidiaries or within not more than three (3) months after the date on which Optionee ceased to be an employee of the Company or any of its subsidiaries, any unexercised portion of the Option, to the extent (but only to the extent) exercisable by Optionee on the date of death or disability, may be exercised by Optionee or, if Optionee is then deceased, by Optionee's personal representatives, heirs, or legatees at any time prior to the expiration of one (1) year from the date on which Optionee ceased to be an employee of the Company or any of its subsidiaries, but in no event after the termination of the Option. Notwithstanding the foregoing, in the event that Optionee's employment with the Company or any of its subsidiaries is terminated for cause, as determined by the Board or the Committee, in its sole discretion, the Option or the unexercised portion thereof may, to the extent (and only to the extent) the Option would have been exercisable by Optionee on the date on which his or her employment with the Company or any of its subsidiaries was terminated, be exercised by Optionee within thirty (30) days after the date on which his or her employment was terminated, but in any event not later than the earlier of
(i) the date of expiration of the Option, and (ii) the date of expiration of such 30-day period, regardless of whether or not Optionee dies or becomes permanently disabled within such 30-day period. Notwithstanding anything in this Agreement to the contrary, the Option may not be exercised, and shall not be or become exercisable, after the date of the termination of Optionee's employment with the Company and its subsidiaries (regardless of the cause of such termination of employment) except with respect to that number of shares of common stock of the Company with respect to which the Option was exercisable on the date of the termination of Optionee's employment.

10. Recapitalization or Reorganization of Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option and the purchase price of such shares in the event of a stock dividend (but only on common stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised portion of the Option shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Option or to issue substitute options in place thereof. Notwithstanding the foregoing, if the Options otherwise would be canceled in accordance with the preceding sentence, Optionee shall have the right, exercisable during a thirty-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the Option in whole or in part without regard to the installment exercise provisions of Section 5.1 hereof. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding, and conclusive; provided that the Option shall not be adjusted in a manner that causes it to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

11. No Transfer of Option. Optionee may not transfer all or any part of the Option except by Will or the laws of descent and distribution, and the Option shall not be exercisable during the lifetime of Optionee by any person other than Optionee or, in the event of the disability (as defined in the Plan) of Optionee, Optionee's personal representative.

12. Investment Representation. Optionee hereby represents and warrants to, and agrees with, the Company that, if he exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended, a registration statement covering the shares issuable upon exercise of the Option and available for delivery a prospectus meeting the requirements of Section 10 of said Act, that Optionee may be required, as a condition of issuance of the shares of common stock of the Company covered by the Option, to represent to the Company that the shares issued pursuant to the exercise of the Option are being acquire for investment and without a view to distribution thereof; and that in such case the Company may place a legend on the Certificates(s) evidencing the shares of the common stock of the Company issued upon exercise of the Option reflecting the fact that the shares were acquired for investment and cannot be sold or transferred unless registered under said Act or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration, because there exists a valid exemption from the registration requirements of said act.

13. Restriction on Transfer. Optionee shall not sell, assign, pledge, hypothecate or otherwise transfer, whether or not for value, any or all of the shares of the capital stock or the Company subject to the restrictions of this
Section 14 except in strict compliance with the terms of this Agreement. Any transfer or attempted transfer of any of such shares which is not in strict compliance with the terms of this Section 14 shall be null and void.

13.1 Stock Subject to Restriction. All of the shares of common stock of the Company acquired by optionee upon exercise of the Option, as well as (a) all shares of the capital stock or other securities of the Company hereafter received by Optionee as a dividend or other distribution upon or with respect to such shares, and (b) all shares of capital stock or other securities of the Company into which such shares hereafter may be exchanged or for which such shares may be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Agreement and shall be referred to as the "Restricted Shares".

13.2 Option to Purchase. The Company and its nominee jointly and severally shall have the option to purchase all, but not less than all, of the Restricted Shares on the occurrence of any of the following events:

(a) Optionee agrees to sell, assign, pledge, hypothecate or otherwise transfer, whether or not for value, any or all of the Restricted Shares or any interest therein;

(b) Optionee is forced to transfer any or all of the Restricted Shares, or any interest therein, in an involuntary transfer, including but not limited to, a transfer pursuant to the entry of a court order or the enforcement of any judgement;

(c) The filing of a voluntary or involuntary petition in bankruptcy by or with respect to Optionee (other than an involuntary petition which is dismissed within sixty (60) days after the date of filing the petition) or the making by Optionee of an assignment for the benefit of creditors of the employee; and

(d) Optionee's employment with the Company or any of its subsidiaries is terminated for any reason.

Notwithstanding the foregoing, Optionee may, with the prior approval of the Board or the Committee, transfer any of the Restricted Shares to other employees of the Company or to his or her spouse or children or to a trust for their benefit; provided that any such transferees shall acknowledge in writing prior to such transfer that the transferred shares shall remain subject to the provisions of this Section 14.

13.3 Notice. Optionee shall deliver to the Company within ten
(10) days after the occurrence of any of the events described in Section 14.2 above, written notice of the occurrence of such event. With respect to a transfer described in paragraph (a) of Section 14.2 above, Optionee shall specify in the written notice the identity of the proposed transferee, the purchase price Optionee will receive in the proposed transfer, and the other terms and conditions of the proposed transfer. The Company and/or its nominee shall exercise, if at all, their options to purchase such shares within thirty
(30) days after the Company's receipt of written notice of the occurrence of any such event. If the Company and/or its nominee do not exercise their options to purchase such shares within such 30-day period, the options of the Company and/or its nominee to purchase the shares covered by such written notice shall terminate and Optionee thereafter shall be free to transfer such shares without further complying with the provisions of this Section 14; provided that if the written notice relates to a voluntary transfer of the shares by Optionee in a transfer described in paragraph (a) of Section 14.2 above and the identity of the proposed transferee or the terms and conditions of the proposed transfer are changed from those specified in the written notice or the transfer is not completed within forty-five (45) days after the expiration of the 30-day period Optionee shall be required to comply with the provisions of this Section 14 to the same extent is if Optionee had not previously given notice of such intended transfer.

13.4 Purchase Price. The purchase price for the Restricted Shares purchased by the Company and/or its nominee pursuant to this Section 14 shall be an amount equal to the fair market value of the shares of common stock of the Company on the date the Company and/or its nominee exercise their option to purchase. For purposes of this Section 14, the "fair market value" of any share of common stock of the Company at any date shall be determined as follows: (a) the Company, its nominee and Optionee shall agree on the fair market value within thirty (30) days after the Company's and/or its nominee's exercise of the option to purchase provided for in Section 14.2 above; (b) if the Company, its nominee, and the Optionee do not agree on the fair market value within such 30-day period, the parties jointly shall select a mutually acceptable appraiser within fifteen (15 days after the end of such 30-day period; and (c) if the parties cannot agree on a mutually acceptable appraiser within such 15-day period, (i) the Company and/or its nominee jointly shall select one appraiser, (ii) Optionee shall select one appraiser, and (iii) the two appraisers so selected shall select a third mutually acceptable appraiser. The fair marker value of the common stock shall be the value determined by the appraiser, if only one appraiser is selected, or the average of the values determined by all of the appraisers, if more than one appraiser is selected. The Company and its nominee jointly shall pay one-half (1/2) of the cost of the appraisal and the Optionee shall pay one-half (1/2) of the cost of the appraisal. Except upon a showing of fraud, corruption or undue influence by any party or appraiser, the fair market value determined by such appraisers shall be conclusive for all purposes under this Section 14. Notwithstanding anything in this Section 14 to the contrary, in no event shall the "fair market value" of the common stock of the Company with respect to the transfer described in paragraph (a) of Section 14.2 above exceed the purchase price specified in the written notice provided by optionee pursuant to Section 14.3 above.

13.5 Payment. The purchase price for any Restricted Shares purchased by the Company and/or its nominee pursuant to this Section 14 shall be paid in full upon Optionee's transfer of the Restricted Shares to the Company and/or its nominee, in cash, or by check; provided that if the Company extended or arranged for the extension of any credit to Optionee to finance Optionee's purchase of the Restricted Shares upon the exercise of the Option and Optionee has not yet satisfied in full such credit obligation, the Company may pay all or a portion of its purchase price by canceling the unpaid portion of such credit obligation of Optionee.

13.6 Transfer Date. The Company shall designate a date, not less than ten (10) nor more than forty-five (45) days after the date of the Company's and/or its nominee's exercise of their options to purchase the Restricted Shares, on which Optionee shall transfer the Restricted Shares to the Company and/or its nominee and the Company and/or its nominee shall pay the purchase price to Optionee.

13.7 Joint Exercise. Optionee acknowledges that the Company and its nominee may exercise their options to purchase either separately or jointly and in such proportions as they may determine, provided that together they purchase all of the Restricted Shares held by Optionee and the subject of the written notice specified in Section 14.3 above.

13.8 Termination of Restrictions. The provisions of this Section
14 shall lapse and be of no further force or effect from and after the date on which the first of the following events occurs:

(a) The consummation by the Company of a bona fide underwritten public offering of the common stock of the Company registered under the Securities Act of 1933, as amended;

(b) The common stock of the Company is held of record by 500 or more persons according to the stock record books of the Company; and

(c) The execution and delivery of binding agreements for the consummation of any of the following transactions: (i) all or substantially all of the assets and business of the Company are sold in substantially a single transaction; or (ii) the Company is merged or consolidated with and into another corporation and is not the surviving corporation; or (iii) eighty percent (80%) or more in fair market value of the outstanding capital stock of the Company is acquired by another person, firm or corporation; provided that if any such agreements are canceled prior to the consummation of such transactions or such transactions are otherwise abandoned prior to consummation, the provisions of this Section 14 shall be reinstated and shall apply to all Restricted Shares to the same extent as if no such binding agreements had ever been entered into. For purposes of this subparagraph (c), the granting by the Company to a third party of an option or other right to effect in the future any of the transactions described in (i), (ii) or (iii) above shall not constitute the execution and delivery of binding agreements for the consummation of any of such transactions until the Company receives written notice of the exercise of such option or right by the third party.

13.9 Legend. Optionee consents to the placement of the following restrictive legend on each certificate representing any of the Restricted
Shares:

          "NEITHER THESE SHARES NOR ANY INTEREST THEREIN MAY BE
          SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE
          TRANSFERRED EXCEPT IN COMPLIANCE WITH THE PROVISIONS
          OF THAT INCENTIVE STOCK OPTION AGREEMENT WITH THE
          ISSUER, AND DATED                        '1 19 , A COPY OF WHICH
          MAY BE OBTAINED FROM THE ISSUER, AND ANY SUCH ATTEMPTED
          TRANSFER IN VIOLATION THEREOF IS NULL AND VOID AND WILL
          NOT BE RECOGNIZED BY THE ISSUER."

14. Employment Relationships.

14.1 Optionee's Employment Agreement. In consideration of the grant of the Option pursuant to this Agreement, Optionee agrees to remain in the employ of, and to render services to, the Company or its subsidiaries for a period of one (1) year from the date first above written, but such agreement shall not obligate the Company or any of its subsidiaries to continue to employ Optionee for any period. Nothing in the Plan or in this Agreement shall confer, or be deemed to confer, upon Optionee any right to continue in the employ of the Company or its subsidiaries or interfere in any way with any right of the Company or its subsidiaries to terminate Optionee's employment at any time. Optionee acknowledges that notwithstanding anything to the contrary in any agreement regarding his employment with the Company or any of its subsidiaries, whether written or oral, express or implied, Optionee shall have no right to exercise all or any portion of the Option or to receive any of the shares of common stock of the Company subject to the Option except in accordance with and on the terms and conditions specified in this Agreement.

14.2 Effect of Transfer of Employment. The transfer of Optionee from the employ of the Company to any one of the Company's subsidiaries, or vise versa, or from one such subsidiary to another shall not be deemed to constitute a termination of employment of Optionee with the Company and its subsidiaries.
14.3 Company's Right of Termination. Neither the execution, delivery nor performance by the Company or Optionee of this Agreement shall impose any obligation on the Company or any of its subsidiaries to continue the employment of Optionee or lessen or affect the right of the Company to terminate such employment or change the duties, compensation, or other terms of employment of Optionee.

14.4 Other Employment Benefits. The acceptance by Optionee of this Agreement with the Company shall not affect Optionee's eligibility for any stock option, profit sharing, pension, bonus, insurance, or other compensation-related plan or benefit which the Company or any of its subsidiaries may provide to employees.

15. General Provisions.

15.1 Interpretation. This Agreement is subject to all of the terms and conditions of the Plan, and in the event of any conflict between any of the provisions of this Agreement and any of the provisions of the Plan, the applicable provisions of the Plan shall control. Optionee agrees that any dispute or disagreement which may arise under or as a result of this Agreement shall be determined by the Board in the Board's sole discretion, and any interpretation by the Board of the terms and conditions hereof shall be final and binding.

15.2 Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

15.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah.

15.4 Notices. Any notice given pursuant to this Agreement may be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail, with return receipt requested, addressed as set forth by the party's signature of this Agreement or at such other address as such party may designate in writing from time to time. Any notice given as provided in the preceding sentence shall be deemed delivered when given, if personally served, or ten (10) business days after mailing, if mailed.

15.5 Further Acts. Each party to this Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

           15.6 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.

IN WITNESS WHEREOF, the parties have entered into this Incentive Stock Option Agreement as of the date first above written.

"COMPANY"                              "OPTIONEE"

Galaxy Enterprises, Inc.
890 North Industrial Park Drive
Orem, Utah 84057                       Signature of Optionee

By
                                    Name of Optionee (type or print)

Its                                 Street Address

                                    City   State Zip Code